SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2013

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 4, 2013, Connecticut General Life Insurance Company ("CGLIC"), a subsidiary of Cigna Corporation (“Cigna”), entered into a Master Transaction Agreement and related agreements (the "Agreements") with Berkshire Hathaway Life Insurance Company of Nebraska ("Berkshire Life") and National Indemnity Company, the parent of Berkshire Life ("NICO").  Pursuant to the Agreements, CGLIC ceded to Berkshire Life liabilities for variable annuity reinsurance contracts related to guaranteed minimum death benefits and guaranteed minimum income benefits up to an approximately $4 billion aggregate limit.

Cigna will fund this transaction with an incremental $100 million of parent company cash, approximately $1.8 billion of the investment assets dedicated in support of the run-off businesses, and an estimated $300 million tax benefit associated with the transaction – resulting in a total reinsurance premium of $2.2 billion in cash to Berkshire Life.  One-third of the premium was paid on February 4, 2013 and, during the period ending April 30, 2013, CGLIC will pay the balance of the premium with interest on the remaining balance at 1.25% per annum.  Interest will cease to accrue on any funds CGLIC transfers to Berkshire Life before April 30, 2013.

Following payment of the premiums, Berkshire Life and NICO will fund a trust account as security for CGLIC of Berkshire Life’s reinsurance obligations and NICO’s surety obligations.  NICO also issued to CGLIC a surety policy.  Under the Agreements, Berkshire Life will have the option to substitute eligible assets for cash in the trust account.

The transaction does not cover liabilities already subject to other third party reinsurance arrangements.  While CGLIC currently retains the administration of the reinsured business, Berkshire Life may elect to assume administration under the Agreements.

The Agreements include customary representations, warranties and covenants of CGLIC, Berkshire Life and NICO, including but not limited to, corporate authority, confidentiality and cooperation in administration, reporting or related actions contemplated by the Agreements.  CGLIC also made a limited representation with respect to the claims data and coding in its proprietary valuation model.  The Agreements contain certain indemnification obligations and penalties for breach of the representations, warranties and/or covenants, including termination of coverage in the event of non-payment of the reinsurance premium.

Item 7.01                      Regulation FD Disclosure.

On February 4, 2013, Cigna Corporation issued a press release relating to the transaction described above in Item 1.01. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Cigna will be hosting a conference call this afternoon, beginning at 5:00 p.m. ET to discuss the transaction.  The call-in numbers for the conference call are as follows:

Live Call
(800) 619-9569 (Domestic)
(517) 623-4948 (International)
Passcode: 999363

Replay
(800) 283-1577 (Domestic)
(402) 998-0965 (International)
No Passcode Required

It is strongly suggested you dial in to the conference call by 4:45 p.m. ET.  The operator will periodically provide instructions regarding the call.

The information under Item 7.01 in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: February 4, 2013	By:	/s/ Ralph J. Nicoletti
Ralph J. Nicoletti
Executive Vice President
and Chief Financial Officer